EXHIBIT 23(b)





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                                BDO SEIDMAN, LLP
                           Accountants and Consultants
                         7101 Wisconsin Ave., Suite 800
                          Bethesda, Maryland 20814-4900
                            Telephone: (301) 654-4900
                               Fax: (301) 654-3567




           Consent of Independent Registered Public Accounting Firm


CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 12, 2007, relating to the consolidated financial statements of CEL-SCI Corporation for the year ended September 30, 2006, which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




BDO Seidman, LLP

Bethesda, Maryland

May 18, 2007